Exhibit 99.1

February 8, 2006

MSO Holdings, Inc. (OTC Bulletin Board: MSOD.OB) (“MSO”) today announced that the Agreement and Plan of Merger related to the proposed acquisition of Resources For Living, Ltd. (“RFL”) that was entered into on November 14, 2005 has been terminated by RFL effective as of February 6, 2006. The merger agreement was terminable by either party if the transaction was not consummated on or before December 31, 2005.

The relationship between the companies will continue under the terms of the agreement entered into between the companies in July of 2005 pursuant to which MSO has managed certain aspects of RFL’s business.

“MSO and RFL continue to have a fine working relationship,” said MSO’s Chief Executive Officer, Al Henry. “We are currently negotiating with a major health plan for a contract that we expect will be finalized in the second quarter, and the proposed financing needed to complete the acquisition of RFL has been delayed pending the consummation of this key customer contract. We may revisit the proposed acquisition of RFL after the key contract is signed and the financing to acquire RFL is secured.”

Wayne Parchman, President and Chief Executive Officer of Resources For Living stated, “Given the prolonged period of time since entering into this merger agreement, we felt it was in everyone’s best interest to terminate the agreement in order for us to focus all of our efforts toward securing new contracts. We remain convinced that our joint obesity treatment services are among the most comprehensive and productive of any that are available today.”

MSO is an Obesity Disease Management (ODM) Company that manages the provision of two treatment options for obesity. The first is a non-interventional weight-loss treatment through telephonic behavioral coaching by licensed behavioral healthcare professionals. The second is a surgical option which includes gastric bypass surgery performed at Centers for Obesity Related Illness which MSO manages at certain acute care hospitals in the United States.

RFL is a behavioral wellness company that provides a wide array of behavioral health services, including employee assistance programs, work/life, substance abuse treatment, performance improvement coaching and health and wellness services.

MSO corporate offices are in Bannockburn, IL (Chicago suburb). For more information, call Tom Mason, Chief Financial Officer, at 847-267-0801 or visit www.WeightLossSurgery.com. Additional information about RFL may be found at www.rfl.com.

This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this press release and include all statements that are not historical statement of fact. The words “may,” “would,” “could,” “will,” “increase,” “expect,” “implement,” “estimate,” “anticipate,” “believes,” “intends,” “plans,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that such statements are not guarantees of future performance and involve various risks and uncertainties, many of which are beyond the MSO’s control. Actual results may differ materially from those discussed in the forward-looking statements as a result of factors described below. These risks include, but are not limited to, competitive market pressures, material changes in customer demand, availability of labor, MSO’s ability to perform contracts, governmental policies adverse to the health care industry, economic and competitive conditions, and other risks outside the control of the Company, as well as those factors discussed in detail in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Registration Statement on Form SB-2 (No. 333-127838) filed on August 25, 2005. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events of circumstances after the date hereof or to reflect the occurrence of unanticipated events.